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                                                                   Exhibit 10.37


                                    AGREEMENT

         This Agreement, dated as of December 22, 1999 by and between WorldWide Web NetworX Corporation ("WWWX"), Warren Rothstein ("Rothstein"), International Commerce Exchange Systems, Inc. ("ICES"), Henry Kauftheil ("Kauftheil"), Jencom Digital Technologies, LLC ("Jencom") and InterCommerce China, LLC ("ICC").

                                    WITNESSETH:

WHEREAS, ICES has a substantial direct or indirect equity interest in JDT and ICC;

WHEREAS, WWWX, ICC, Jencom and JDT have negotiated and/or consummated various proposed agreements and actual agreements,; and

WHEREAS, ICES and WWWX desire to modify all of their previous agreements, oral or written, as specifically provided herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

     1. 1. INTERCOMMERCE CHINA, LLC (ICC). ICES and Kauftheil agree to enter into a new Operating Agreement relating to ICC. Under the terms of the new Operating Agreement which shall be substantially similar to the proposed Amended and Restated Operating Agreement of WWWX-Jencom, LLC, a copy of which is initialed and attached hereto except that Henry Kauftheil shall be sole manager, and (a)WWWX or its designee shall be issued 33.33% of the equity of ICC on a fully diluted basis, and all other ICC members shall collectively own 66.67%of the ICC equity, and
          (b) Rothstein shall (initially) serve, as WWWX's appointee on the board of directors of ICC (which shall have no more than 3 directors). Additionally, ATMCenter, an affiliate of WWWX, shall enter into a ten
          (10) year exclusive distribution agreement with ICC, pursuant to which it will distribute all goods available to ICC under any agreements between ICC and China Product Trade Net Center ("CPTNC") . ICC acknowledges and agrees that the ATMCenter distribution agreement will authorize and empower Rothstein and/or his designee to be the asset manager responsible for all decisions relating to product acquisition and disposition. ATM's e-commerce systems will be utilized as the exclusive distribution system for all CPTNC transactions, for: (a) a fee which shall be equal to 50% of distributable profits after deductions of operating expenses (payroll, travel, product sales, it being understood that Peter Lu shall be the responsibility of ATM as an employee only); (b) a transaction fee equal to ten (10%) percent of gross profits from such transaction. No party hereto will compete with the business of ICC relating to the CPTNC or its successor. All parties will work together to develop ICC so that it may successfully conclude an initial public offering or other acceptable capital raising as promptly as possible. It is understood that all the parties hereto may conduct any business of any kind


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          anywhere in the world, including China, except as expressly limited hereby to CPTNC.

     2. JENCOM DIGITAL TECHNOLOGIES, LLC (JDT). JDT agrees to modify the terms of the WWWX-Jencom, LLC ("WJC") Operating Agreement to provide that:
          (i) Kauftheil (the Manager of JDT) shall no longer be the sole manager of WJC, and (ii) that WJC shall be co-managed by Kauftheil and a WWWX designee, initially Rothstein. JDT agrees to reasonably cooperate with WWWX in connection with its proposed public registration of WWWX shares currently held by WWWX shareholders, and provide the documents set forth on Exhibit A hereto. In consideration for the foregoing, WWWX shall forthwith register in such Registration Statement (which will be filed before May 17, 2000) all of the 2,000,000 shares previously issued to JDT on February 28, 1999, in the names of JDT's designees, if legally allowable. WWWX will use its reasonable efforts to have the Registration Statement declared effective as promptly as practicable thereafter, and will register no other shareholder's shares prior thereto.

     3. SHARE CONSIDERATION. In consideration of the terms set forth in Paragraphs 1,2 and 4 hereof, and in lieu of the 3 million contingent shares of WWWX otherwise issuable pursuant to the Acquisition Agreement dated February 28, 1999 as amended between JDT and WWWX (the "Acquisition Agreement"), the parties hereby agree as follows: (a) WWWX shall issue to JDT 1,500,000 unregistered shares of WWWX common stock upon execution of the Operating Agreement of ICC described in Paragraph 1 above; and (b) upon ICC's merger or other conversion or consolidation into a publicly traded entity in a transaction which involves $5 million invested in ICC or a $50 million ICC valuation market cap (a "Public Transaction") within a period of four (4) years commencing from the date hereof, WWWX shall issue to ICES 1.5 million restricted shares of its common stock simultaneously with consummation of the Public Transaction.

     4. FINAL SETTLEMENT AND RELEASE. All previous agreements are specifically modified or terminated, as the case may be, in accordance with the terms set forth herein. This agreement sets forth the full and final settlement of the parties as to any claims, disputes, rights or causes of action (collectively "Claims") of any kind or nature whatsoever, in law or in equity arising out of or in connection with any previous agreements of the parties, and/or the business, conduct or affairs of ICC or WJC to the day hereof. This agreement has been duly and validly authorized by each of the parties hereto, and constitutes the valid and binding obligation of each such party. Each party will take all such further action as is necessary to promptly implement its agreements contained herein, and each party hereby releases and discharges the other party from any Claims from the beginning of the world through the date hereof. This Agreement may only be amended in writing, signed by all affected parties, and may not be amended orally, or by action or inaction.


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     5.   SPECIAL COVENANT. JDT and WJC covenant and agree to promptly provide to WWWX the information set forth on Exhibit A, provided that neither JDT or WJC shall be required to generate any new documentation not currently in their possession. On a going forward basis, JDT will cooperate with WWWX in its new role as joint manager of WJC, and both parties agree to work towards establishment and implementation of a WJC business plan.

     6. NO WAIVER. Any waiver of any term hereof must be in writing and shall be specifically limited to the subject matter of the waiver. This agreement is binding upon, and shall to the benefit of, the parties hereto and their respective successors.

                                              WORLDWIDE WEB NETWORX
                                              CORPORATION

                                              BY://s//  Warren Rothstein
                                                 -------------------------------
                                                 WARREN ROTHSTEIN,
                                                 ACTING CEO


                                              //S//  Warren Rothstein
                                              ----------------------------------
                                              WARREN ROTHSTEIN, INDIVIDUALLY


                                              INTERNATIONAL COMMERCE EXCHANGE
                                              SYSTEMS, INC.

                                              BY://s// Henry Kauftheil
                                                 -------------------------------
                                                   HENRY KAUFTHEIL, MANAGER

                                              //s//  Henry Kauftheil
                                              ----------------------------------
                                              HENRY KAUFTHEIL, INDIVIDUALLY

                                              JENCOM DIGITAL TECHNOLOGIES, LLC

                                              BY://s// Henry Kauftheil
                                                 -------------------------------
                                                    HENRY KAUFTHEIL, MANAGER

                                              INTERCOMMERCE CHINA, LLC

                                              BY://s// Henry Kaufheil
                                                 -------------------------------
                                                    HENRY KAUFTHEIL, MANAGER


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